Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Asana, Inc. of our report dated March 30, 2021 relating to the financial statements, which appears in Asana, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2021.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 30, 2021